UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2005

PROFESSIONAL VETERINARY PRODUCTS, LTD.
(Exact name of registrant as specified in its charter)

Nebraska (State or other jurisdiction of incorporation)	000-26326 (Commission File Number)	37-1119387 (IRS Employer Identification No.)

10077 South 134th Street, Omaha, Nebraska (Address of principal executive offices)	68138 (Zip Code)
(402) 331-4440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Agreement
     On November 7, 2005, Professional Veterinary Products, Ltd, a Nebraska corporation (the “Company”) executed a Lease Agreement with Independent Veterinary Group LLC, a Kentucky limited liability company (“IVG”). Pursuant to the Lease Agreement, the Company will lease certain premises located in Lexington, Kentucky. The Lease Agreement has an initial term of seventeen months, commencing November 1, 2005, and ending March 31, 2007. The first installment of rent was due and payable upon execution of the Lease Agreement. The Company intends to use the premises for storing and warehousing veterinary products.
     The above description is qualified in its entirety by the full text of the Lease Agreement. The Lease Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended January 31, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL VETERINARY PRODUCTS, LTD.
Date: November 14, 2005	By:	/s/ Neal B. Soderquist
Neal B. Soderquist
Chief Financial Officer and Vice President